Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Growth Fund
Nuveen Equity Long/Short Fund

Each a Series of Nuveen Investment Trust II (the  Trust )
811-08333

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve new sub-advisory agreements, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members. The meeting was subsequently adjourned for Nuveen Equity
Long/Short Fund to August 15, September 19,
September 29 and September 30, 2014.


The results of the votes in August for the new
Investment Management Agreement and Sub-
Advisory Agreements and the fundamental
investment policy changes were as follows:

<c> Nuveen Growth Fund
<c> Nuveen Equity
Long/Short Fund
To approve a new investment
management agreement between
the Trust and Nuveen Fund
Advisors, LLC.


   For
             735,435
             351,662
   Against
                 4,389
                 3,261
   Abstain
                 5,871
                 7,049
   Broker Non-Votes
             137,177
             256,018
      Total
             882,872
             617,990



To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Nuveen Asset
 Management, LLC


   For
             734,836
             351,662
   Against
                 5,193
                 3,261
   Abstain
                 5,666
                 7,049
   Broker Non-Votes
             137,177
             256,018
      Total
             882,872
             617,990



To approve revisions to the
fundamental policy related to the
 purchase and sale of
commodities.


   For
             732,045
             350,051
   Against
                 4,935
                 4,191
   Abstain
                 8,714
                 7,730
   Broker Non-Votes
             137,178
             256,018
      Total
             882,872
             617,990




Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240352.